STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

04/03/2026

Work Order Item Number:	W2026040201531-5142132
Filing Number:	20265647737
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	4/1/2026 3:33:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E39485522024-3 **Entity Name:** C2 Capital Group, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent

C T CORPORATION SYSTEM**

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

PATRICIA RICE
99 WASHINGTON AVENUE SUITE 805A
Albany, NY 12210, USA

Work Order #: W2026040201531
April 1, 2026
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 5085

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate Pursuant to NRS 78.209	Fees	20265647737	4/1/2026 3:33:00 PM	Approved	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	7751695450976443503278	Success	$175.00
Credit Card	Service Fee	Success	$4.38
Total			$179.38

Credit Balance: $0.00

PATRICIA RICE
99 WASHINGTON AVENUE SUITE 805A
Albany, NY 12210, USA

Filed in the Office of	Business Number **E39485522024-3**
Secretary of State State Of Nevada	Filing Number **20265647737**
	Filed On **4/1/2026 3:33:00 PM**
	Number of Pages **1**

lsay Gate

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: C2 Capital Group, Inc. Entity or Nevada Business Identification Number (NVID): NV20243084356
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 50,000,000 shares of common stock, par value $0.0001 per share 10,000,000 shares of preferred stock, par value $0.0001 per share
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 50,000,000 shares of common stock, par value $0.0001 per share 10,000,000 shares of preferred stock, par value $0.0001 per share
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Two shares of common stock will be issued after the change in exchange for every three shares of common stock held by each record holder immediately prior to the effective time and date of the change
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Any fractional share of common stock that would otherwise result from the change will be rounded up to the nearest whole share of common stock.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X /s/ Jonathan Honig (Signature of Officer) — President (Title) — 04/01/2026 (Date)

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.